EXHIBIT 10.3
                                                                    ------------

                          BOSTON SCIENTIFIC CORPORATION

                        RESTRICTED STOCK AWARD AGREEMENT


         This Agreement, dated as of the [ ] day of [     ], 200[ ] (the "Grant
Date"), is between Boston Scientific Corporation, a Delaware corporation (the "Company"), and the person whose name appears on the Signature Page of this Agreement (the "Participant"), an officer or other key employee of the Company or any of its affiliates or subsidiaries. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company's Long-Term Incentive Plan set forth on the Signature Page of this Agreement (the "Plan").

         THIS AGREEMENT MUST BE SIGNED BY THE PARTICIPANT AND RETURNED TO THE STOCK AWARD ADMINISTRATION DEPARTMENT OF THE COMPANY AT LEAST SIX (6) MONTHS PRIOR TO THE FIRST LAPSE OF ANY FORFEITURE RESTRICTIONS CONTAINED HEREIN IN ORDER TO BE EFFECTIVE.

         1. Grant and Acceptance of Award. The Company hereby awards to the Participant that number of shares set forth on the Signature Page of this Agreement (the "Restricted Stock") of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to the restrictions set forth below. This award is granted pursuant to and is subject to the terms and conditions of this Agreement and the provisions of the Plan. The Participant hereby accepts the award of the Restricted Stock.

         2. Restrictions on Shares. Shares of Restricted Stock awarded hereunder shall be subject to the forfeiture restrictions described in Section 7 hereof and the limits on transferability described in Section 14 below.

         3. Lapse of Restrictions. Except as otherwise provided in Section 5 hereof (relating to death of the Participant), Section 6 hereof (relating to Retirement or Disability of the Participant) and Section 8 hereof (relating to Change in Control of the Company), shares of Restricted Stock awarded hereunder shall become free of the forfeiture restrictions described in Section 7 hereof in installments as equal as possible without fractional shares on each of the following three anniversaries of the date first set forth above.

         4. Participant's Rights in Restricted Stock. The shares of Restricted Stock awarded hereunder shall be evidenced in the manner as the Company may determine. Any shares issued shall be registered in the name of the Participant and certificates representing those shares may be held by the Company and not be delivered to the Participant until the lapse of all forfeiture restrictions with respect to the shares. The Participant agrees to deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock awarded hereunder, if so requested by the Company. During the period
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that shares of Restricted Stock are subject to forfeiture, subject, however, to
Section 14 of this Agreement (relating to limits on transferability), the Participant will have all the rights of a stockholder of the Company with respect to the shares, including the right to receive dividends and the right to vote the shares.

         5. Death. Upon the death of the Participant while employed or engaged as a director with the Company and its affiliates or subsidiaries, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions.

         6. Retirement or Disability. In the event of the Participant's Retirement or Disability, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions.

         7. Other Termination of Employment -- Forfeiture of Award. If the employment of the Participant with the Company and its affiliates or subsidiaries is terminated or Participant separates from the Company and its affiliates or subsidiaries for any reason other than death, Retirement or Disability, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be immediately and automatically forfeited to the Company.

         8. Change in Control of the Company. In the event of a Change in Control of the Company, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions.

         9. Consideration for Restricted Stock. The shares of Restricted Stock are being issued for no cash consideration.

         10. Legend on Certificate. The certificates representing the shares of Restricted Stock awarded hereunder, if delivered to the Participant prior to the lapse of the forfeiture restrictions, shall bear a legend substantially in the following form:

         The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Boston Scientific Corporation Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Boston Scientific Corporation. Copies of the Plan and Agreement are on file in the offices of Boston Scientific Corporation at One Boston Scientific Place, Natick, MA 01760-1537.

         11. Delivery of Stock. The Company shall not be obligated to deliver any shares of Restricted Stock awarded hereunder until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with;
(ii) the shares have been listed or authorized for listing upon official notice to the New York Stock Exchange, Inc. or have otherwise been accorded trading privileges; and (iii) all
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other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's legal department.

         12. Tax Withholding. The Participant shall be responsible for the payment of any federal, state or local taxes of any kind required by law to be paid with respect to the shares of Restricted Stock awarded hereunder, including, without limitation, the payment of any applicable withholding, FICA and similar taxes or obligations. Except as otherwise provided in this Section, upon the lapse of any forfeiture restriction with respect to the Restricted Stock awarded hereunder, the Company shall hold back from the unrestricted shares for which certificates are to be delivered to the Participant, and shall cause to be transferred to the Company, whole shares of Common Stock having a Fair Market Value on the day of lapse as nearly as possible equal to (rounded to the next whole share) the Company's withholding, FICA and similar tax obligations with respect to the Restricted Stock. To the extent of the Fair Market Value of the withheld shares, Participant shall be deemed to have satisfied Participant's responsibility under this Section 12 to pay these obligations. The Participant shall satisfy Participant's responsibility to pay any other withholding or similar tax obligations with respect to the Restricted Shares, and (subject to such rules as the Committee may prescribe) may satisfy Participant's responsibility to pay the tax obligations described in the immediately preceding sentence, by so indicating to the Company in writing at least thirty (30) days prior to the lapse of the applicable forfeiture restriction and paying the amount of these tax obligations in cash to the Company within ten (10) business days following the lapse or by making other arrangements satisfactory to the Committee for the payment of these tax obligations. In no event shall whole shares be withheld by or delivered to the Company in satisfaction of tax withholding requirements in excess of the maximum statutory tax withholding required by law. The Participant agrees to indemnify the Company against any and all liabilities, damages, costs and expenses that the Company may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any taxes. The obligations of the Company under this Agreement and the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Without limiting the foregoing, if the Participant elects pursuant to Internal Revenue Code Section 83(b) to recognize taxable income in connection with the grant of this Award, Participant must notify the Company of such election in writing within thirty (30) days of the date hereof and must pay in cash to the Company the amount of withholding and other tax obligations associated with the election or make other arrangements satisfactory to the Company for the payment thereof.

         13. Investment Intent. The Participant acknowledges that the acquisition of the Restricted Stock is for investment purposes without a view to distribution thereof.

         14. Limits on Transferability. Until the restrictions imposed upon the Restricted Stock by this Agreement lapse in accordance with the terms of this Agreement
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or by action of the Committee, the shares of Restricted Stock awarded and accepted hereby are not transferable and shall not be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of or encumbered by the Participant. Transfers of shares of Common Stock by the Participant are subject to the Company's Stock Trading Policy.

         15. Award Subject to the Plan. The award made pursuant to this Agreement is made subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and conditions of the Plan will govern and prevail. However, no amendment of the Plan after the date hereof may adversely alter or impair the award of the Restricted Stock pursuant to this Agreement.

         16. No Rights to Continued Employment. The grant of the award of Restricted Stock hereunder shall not confer upon the Participant any right to continued employment or other association with the Company or any of its affiliates or subsidiaries; and this Agreement shall not be construed in any way to limit the right of the Company or any of its subsidiaries or affiliates to terminate the employment or other association of the Participant with the Company or to change the terms of such employment or association at any time.

         17. Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principle executive offices of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

         18. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof) and applicable federal laws.

         19. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.
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                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant have executed and delivered this Agreement as a sealed instrument as of the date and year first above written.



PLAN: [  ] LONG-TERM INCENTIVE PLAN
Number of Shares:  [  ]



                                            BOSTON SCIENTIFIC CORPORATION


                                            By:_________________________________
                                            Name:
                                            Title:




                                            PARTICIPANT


                                            ____________________________________
                                            [Name]